UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 16, 2011

Cardium Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33635	27-0075787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12255 El Camino Real, Suite 250, San Diego, California		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 436-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

We filed a registration statement on Form S-3 (File No. 333-168693), which the Securities and Exchange Commission, or the SEC, declared effective on August 27, 2010. We registered the sale of debt and equity securities under that registration statement in accordance with the provisions of the Securities Act of 1933, as amended. On November 16, 2011, we filed with the SEC a prospectus and a prospectus supplement with respect to the offer and sale of up to $5 million of shares of our common stock under that registration statement.

On November 16, 2011, Sheppard, Mullin, Richter & Hampton LLP issued its opinion, a copy of which is filed as an exhibit to this report, with respect to the legality of the issuance and sale by us of the shares of our common stock to be sold pursuant to the prospectus and the related prospectus supplement that we filed with the SEC on November 16, 2011.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardium Therapeutics, Inc.

By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer

Date: November 16, 2011